                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ____________

                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                                  SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Capital One Bank
                 (Originator of the Capital One Master Trust)
                               on behalf of the
                           Capital One Master Trust
                   (Issuer of the Asset Backed Certificates)
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Virginia                                         54-1719855
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(State of incorporation or organization)                    (IRS Employer
                                                            Identification No.)

    11013 West Broad Street Road
        Glen Allen, Virginia                                  23060
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(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   33-99276

Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                           Capital One Master Trust
     $500,000,000 Class A 6.310% Asset Backed Certificates, Series 1998-1 $50,236,407 Class B 6.356% Asset Backed Certificates, Series 1998-1
     --------------------------------------------------------------------
                               (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Class A 6.310% Asset Backed Certificates, Series 1998-1 and Class B 6.356% Asset Backed Certificates, Series 1998-1 appearing under the captions entitled: "Summary of Series Terms;" "Summary of Series Provisions;" "Risk Factors;" "Maturity Considerations;" "The Receivables;" and "Series Provisions" in the Prospectus Supplement dated March 20, 1998 and "Prospectus Summary;" "Risk Factors;" "Description of the Certificates;" "Certain Legal Aspects of the Receivables;" "Certain Federal Income Tax Consequences;" and "ERISA Considerations" in the Prospectus, dated March 16, 1998. (The Prospectus Supplement and the Prospectus are incorporated herein by reference as Exhibits 4 and 5, respectively.)


Item 2.  Exhibits.
         --------

         Exhibit 1--  Form of specimens of certificates representing Class A
                      6.310 % Asset Backed Certificates, Series 1998-1 and Class B 6.356% Asset Backed Certificates, Series 1998-1.

         Exhibit 2-- Pooling and Servicing Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1,
                      1994).

         Exhibit 3-- Series 1998-1 Supplement dated April 1, 1998 (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 1998).

         Exhibit 4-- Prospectus Supplement dated March 20, 1998 (incorporated by reference to Prospectus Supplement filed with the Securities and Exchange Commission on March 23, 1998, pursuant to Rule 424(b)(2)).

         Exhibit 5-- Prospectus dated March 16, 1998 (incorporated by reference to Prospectus filed with the Securities and Exchange Commission on March 17, 1998, pursuant to Rule 424(b)(5)).

                                 SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Capital One Bank on behalf of the Capital One Master Trust has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CAPITAL ONE MASTER TRUST
                                    BY: CAPITAL ONE BANK



Date:  May 14, 1998                 By: /s/ Lee J. Jacobson
                                       --------------------------
                                       Name: Lee J. Jacobson
                                       Title: Assistant Treasurer

INDEX TO EXHIBITS
-----------------

Exhibit 1-- Form of specimens of certificates representing Class A 6.310% Asset Backed Certificates, Series 1998-1 and Class B 6.356% Floating Rate Asset Backed Certificates, Series 1998-1.

Exhibit 2-- Pooling and Servicing Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 1994).

Exhibit 3-- Series 1998-1 Supplement dated April 1, 1998 (incorporated by reference to the registrants Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 1998.)

Exhibit 4-- Prospectus Supplement dated March 20, 1998 (incorporated by reference to Prospectus Supplement filed with the Securities and Exchange Commission on March 23, 1998, pursuant to Rule 424(b)(2)).

Exhibit 5-- Prospectus dated March 16, 1998, (incorporated by reference to Prospectus filed with the Securities and Exchange Commission on March 17, 1998, pursuant to Rule 424(b)(5)).